Exhibit 99.1

OVERVIEW
On December 18, 2019, Danaher Corporation (“Danaher”, the “Company” or “we”), completed the disposition of its remaining 80.6% ownership interest in Envista Holdings Corporation (“Envista”). As the disposition was completed during the fourth quarter of 2019, the Company will classify Envista as a discontinued operation in its historical financial statements beginning in the fourth quarter of 2019.
Danaher is providing the below unaudited pro forma statements of earnings data and non-GAAP financial data of the Company for the fiscal years ended December 31, 2018 and 2017, the nine-month period ended September 27, 2019 and the fiscal quarters ended March 29, 2019, June 28, 2019, September 27, 2019, March 30, 2018, June 29, 2018, September 28, 2018 and December 31, 2018 to assist investors in assessing Danaher’s historical performance on a basis that excludes Envista’s results of operations.

•
Table 1: In Table 1, the Pro Forma and Non-GAAP Pro Forma Consolidated Statements of Earnings Data for Danaher expands upon the Article 11 Pro Forma Financial Statements to include information reflecting Danaher’s quarterly results for 2019 and 2018 on a basis that excludes Envista’s results of operations. While these quarterly results are not required under Article 11 of Regulation S-X and are therefore non-GAAP financial information, they have been presented in a manner consistent with the Article 11 Pro Forma Financial Statements.

•
Table 2: In Table 2, the Company presents the non-GAAP measure of adjusted pro forma diluted net earnings per share from continuing operations on a basis that excludes Envista’s results of operations. The Company reconciles this measure by using Danaher’s pro forma (or in the case of the quarterly results, non-GAAP pro forma) diluted net earnings per share from continuing operations excluding Envista for the periods presented (prepared in a manner consistent with the Article 11 Pro Forma Financial Statements) as a starting point and then eliminating each of the adjustment items identified below to yield non-GAAP adjusted pro forma diluted net earnings per share from continuing operations excluding Envista.

•
Table 3: In Table 3, the Company presents the Adjusted Average Diluted Common Shares Outstanding on a basis that adjusts for the conversion of Danaher’s Mandatory Convertible Preferred Stock (“MCPS”) for each of the periods presented.

•
Table 4: In Table 4, the Company presents its pro forma and non-GAAP pro forma sales, operating profit, depreciation and amortization at both the consolidated Company level and segment level on a basis that excludes Envista.

•	Table 5: In Table 5, the Company presents the non-GAAP measure of Core Revenue Growth on a basis that excludes Envista from all periods.

•
Table 6: In Table 6, the Company presents its previously communicated earnings guidance which was issued October 24, 2019, for both the three-month period and year ending December 31, 2019, on a basis that excludes Envista from all periods.

Table 1: Pro Forma and Non-GAAP Pro Forma Consolidated Statements of Earnings Data for Danaher Corporation Reflecting Envista Holdings Corporation (Disposed on December 18, 2019) as a Discontinued Operation

($ and shares in millions, except per share amounts)	Nine-Month Period Ended		Three-Month Period Ended [1]					Year Ended		Three-Month Period Ended [1]						Year Ended
	Sep 27, 2019		Sep 27, 2019	Jun 28, 2019		Mar 29, 2019		Dec 31, 2018		Dec 31, 2018	Sep 28, 2018		Jun 29, 2018		Mar 30, 2018	Dec 31, 2017
Sales	$13,042.7		$4,378.0	$4,444.5		$4,220.2		$17,048.5		$4,604.5	$4,173.6		$4,247.6		$4,022.8	$15,518.8
Cost of sales	(5,762.6)		(1,936.6)	(1,960.7)		(1,865.3)		(7,543.2)		(2,070.8)	(1,864.0)		(1,853.7)		(1,754.7)	(6,947.5)
Gross profit	7,280.1		2,441.4	2,483.8		2,354.9		9,505.3		2,533.7	2,309.6		2,393.9		2,268.1	8,571.3
Operating costs:
Selling, general and administrative expenses	(4,140.2)		(1,382.5)	(1,390.0)		(1,367.7)		(5,391.0)		(1,394.3)	(1,305.4)		(1,367.7)		(1,323.6)	(5,042.6)
Research and development expenses	(832.2)		(282.6)	(282.1)		(267.5)		(1,059.2)		(276.0)	(258.9)		(267.3)		(257.0)	(956.4)
Operating profit	2,307.7		776.3	811.7		719.7		3,055.1		863.4	745.3		758.9		687.5	2,572.3
Nonoperating income (expense):
Other income, net	14.3		4.2	5.0		5.1		34.5		11.2	7.6		8.1		7.6	103.5
Interest expense	(64.2)		(24.0)	(19.7)		(20.5)		(136.9)		(29.6)	(35.8)		(37.8)		(33.7)	(140.1)
Interest income	72.0		30.1	26.2		15.7		9.2		2.5	2.8		2.5		1.4	7.5
Earnings from continuing operations before income taxes	2,329.8		786.6	823.2		720.0		2,961.9		847.5	719.9		731.7		662.8	2,543.2
Income taxes	(690.4)		(155.9)	(146.8)		(387.7)		(555.6)		(163.7)	(119.6)		(138.9)		(133.4)	(371.0)
Net earnings from continuing operations	1,639.4		630.7	676.4		332.3		2,406.3		683.8	600.3		592.8		529.4	2,172.2
Net earnings from discontinued operations, net of income taxes	93.7		37.3	54.9		1.5		244.6		63.0	63.4		81.0		37.2	319.9
Net earnings	1,733.1		668.0	731.3		333.8		2,650.9		746.8	663.7		673.8		566.6	2,492.1
Mandatory convertible preferred stock dividends	(48.8)		(19.6)	(22.7)		(6.5)		—		—	—		—		—	—
Net earnings attributable to common stockholders	$1,684.3		$648.4	$708.6		$327.3		$2,650.9		$746.8	$663.7		$673.8		$566.6	$2,492.1
Pro forma net earnings per common share from continuing operations [2]:
Basic	$2.23	A	$0.85	$0.91		$0.46		$3.43	A	$0.97	$0.86		$0.85		$0.76	$3.12
Diluted	$2.20	A	$0.84	$0.90		$0.45		$3.39	A	$0.96	$0.85		$0.84		$0.75	$3.08
Pro forma net earnings per common share from discontinued operations:
Basic	$0.13		$0.05	$0.08		$—		$0.35		$0.09	$0.09		$0.12		$0.05	$0.46
Diluted	$0.13		$0.05	$0.08		$—		$0.34		$0.09	$0.09		$0.11		$0.05	$0.45
Pro forma net earnings per common share [3]:
Basic	$2.36	A	$0.90	$0.99		$0.46		$3.78		$1.06	$0.95		$0.96	B	$0.81	$3.58
Diluted	$2.32	B	$0.89	$0.97	B	$0.46	B	$3.74	A, B	$1.05	$0.93	B	$0.95		$0.80	$3.53
Pro forma average common stock and common equivalent shares outstanding:
Basic	714.7		718.8	717.6		708.0		700.6		702.2	701.4		700.2		698.6	695.8
Diluted	725.2		729.3	727.9		718.5		710.2		711.2	710.6		709.5		709.5	706.1

[1]  These quarterly results are not required under Article 11 of Regulation S-X and are therefore non-GAAP financial information. The quarterly results have been presented in a manner consistent with the Article 11 Pro Forma Financial Statements.

[2]  Pro forma net earnings per common share from continuing operations is calculated as net earnings from continuing operations less the MCPS dividends for the quarterly and year-to-date periods ending in 2019, plus the interest on the Company’s convertible liquid yield option notes (“LYONs”) for all periods presented above.

[3] Pro forma net earnings per common share is calculated as net earnings from common stockholders plus the interest on the Company’s LYONs for all periods presented above.
A Pro forma net earnings per common share amounts do not add across to the nine-month or year-ended amounts due to rounding.
B Pro forma net earnings per common share amount does not add due to rounding.

Table 2: Reconciliation of Pro Forma and Non-GAAP Pro Forma Diluted Net Earnings Per Share from Continuing Operations (Reflecting Envista Holdings Corporation (Disposed on December 18, 2019) as a Discontinued Operation) to Adjusted Pro Forma Diluted Net Earnings Per Share from Continuing Operations (Non-GAAP)

	Nine-Month Period Ended		Three-Month Period Ended [1]			Year Ended		Three-Month Period Ended [1]				Year Ended
	Sep 27, 2019 [2]		Sep 27, 2019 [2]	Jun 28, 2019 [2]	Mar 29, 2019 [2]	Dec 31, 2018		Dec 31, 2018	Sep 28, 2018	Jun 29, 2018	Mar 30, 2018	Dec 31, 2017
Pro Forma (or non-GAAP pro forma as applicable) Diluted Net Earnings per Common Share from Continuing Operations Excluding Envista	$2.20	*	$0.84	$0.90	$0.45	$3.39	*	$0.96	$0.85	$0.84	$0.75	$3.08
Pretax amortization of acquisition-related intangible assets A	0.64		0.21	0.21	0.22	0.87	*	0.22	0.21	0.22	0.21	0.82
Pretax transaction costs deemed significant and integration preparation costs related to the anticipated GE Biopharma acquisition B	0.09		0.04	0.03	0.02	—		—	—	—	—	—
Pretax acquisition-related transaction costs deemed significant and fair value adjustments to inventory, in each case related to the acquisition of IDT and incurred in the second quarter of 2018 C	—		—	—	—	0.02		—	—	0.02	—	—
Pretax gain on resolution of acquisition-related matters recognized in the second quarter of 2018 and fourth quarter of 2017 D	—		—	—	—	(0.01)		—	—	(0.01)	—	(0.02)
Pretax gain on sale of investments in 2017 E	—		—	—	—	—		—	—	—	—	(0.10)
Pretax restructuring, impairment and other related charges recorded in 2017 F	—		—	—	—	—		—	—	—	—	0.11
Tax effect of all adjustments reflected above G	(0.13)	*	(0.04)	(0.04)	(0.04)	(0.17)		(0.04)	(0.04)	(0.05)	(0.04)	(0.15)
Discrete tax adjustments and other tax-related adjustments H	0.31	*	—	(0.02)	0.34	(0.05)	*	—	(0.03)	(0.01)	—	(0.19)
Declared dividends on the MCPS assuming “if-converted” method I	0.03	*	0.01	0.01	—	—		—	—	—	—	—
Effects of rounding	—		—	—	—	—	*	—	(0.01)	—	—	(0.01)
Adjusted Pro Forma Diluted Net Earnings per Common Share from Continuing Operations Excluding Envista (non-GAAP)	$3.14		$1.06	$1.09	$0.99	$4.05		$1.14	$0.98	$1.01	$0.92	$3.54
1 These quarterly results are not required under Article 11 of Regulation S-X and are therefore non-GAAP financial information. The quarterly results have been presented in a manner consistent with the Article 11 Pro Forma Financial Statements.
2 For each of the quarterly periods and the nine-month period ending in 2019, each of the per share amounts above have been calculated assuming the MCPS had been converted into shares of common stock.
* Quarterly amounts do not add across to the nine-month or year-ended amounts due to rounding.

A
Amortization of acquisition-related intangible assets in the following historical periods ($ in millions) (only the pretax amounts excluding Envista set forth below are reflected in the amortization line item above):

	Nine-Month Period Ended	Three-Month Period Ended			Year Ended	Three-Month Period Ended				Year Ended
($ in millions)	Sep 27, 2019	Sep 27, 2019	Jun 28, 2019	Mar 29, 2019	Dec 31, 2018	Dec 31, 2018	Sep 28, 2018	Jun 29, 2018	Mar 30, 2018	Dec 31, 2017
Pretax amortization including Envista	$536.6	$177.9	$178.8	$179.9	$706.2	$178.7	$174.1	$181.1	$172.3	$660.5
Less Envista amortization	(67.3)	(22.3)	(22.5)	(22.5)	(90.6)	(22.6)	(22.5)	(22.6)	(22.9)	(81.7)
Pretax amortization from continuing operations excluding Envista	$469.3	$155.6	$156.3	$157.4	$615.6	$156.1	$151.6	$158.5	$149.4	$578.8

After-tax amortization from continuing operations excluding Envista	$379.0	$126.1	$126.1	$126.8	$494.5	$125.8	$122.0	$127.2	$119.5	$467.2

B
Pretax costs incurred (or anticipated to be incurred, as applicable) for transaction costs deemed significant and integration preparation costs in the three-month period ended September 27, 2019 ($30 million pretax as reported in this line item, $28 million after-tax), the three-month period ended June 28, 2019 ($18 million pretax as reported in this line item, $16 million after-tax), the three-month period ended March 29, 2019 ($15 million pretax as reported in this line item, $13 million after-tax) and the nine-month period ended September 27, 2019 ($63 million pretax as reported in this line item, $57 million after-tax) related to the anticipated GE Biopharma acquisition. The Company deems acquisition-related transaction costs incurred in a given period to be significant (generally relating to the Company’s larger acquisitions) if it determines that such costs exceed the range of acquisition-related transaction costs typical for Danaher in a given period.

C
Acquisition-related transaction costs deemed significant ($15 million pretax as reported in this line item, $13 million after-tax), and fair value adjustments to inventory ($1 million pretax as presented in this line item, $0.8 million after-tax), in each case related to the acquisition of IDT and incurred in the second quarter of 2018.

D
Net gains on resolution of acquisition-related matters in the Life Sciences segment ($9 million pretax as reported in this line item, $7 million after-tax) for the second quarter of 2018 and net gains on resolution of acquisition-related matters in the Life Sciences and Diagnostics segments ($11 million pretax as presented in this line item, $8 million after-tax) for the year ended December 31, 2017.

E	Gain on sales of investments in the year ended December 31, 2017 ($73 million pretax as presented in this line item, $46 million after-tax).
F
During 2017, the Company recorded $76 million of pretax restructuring, impairment and other related charges ($51 million after-tax) primarily related to the Company’s strategic decision to discontinue certain product development efforts in its Diagnostics segment. As a result, the Company incurred noncash charges for the impairment of certain technology-related intangibles as well as related inventory and plant, property, and equipment with no further use totaling $49 million. In addition, the Company incurred cash restructuring costs primarily related to employee severance and related charges totaling $27 million. Additional information regarding the exclusion of this item is set forth in the “Statement Regarding Non-GAAP Measures.”

G
This line item reflects the aggregate tax effect of all nontax adjustments reflected in the preceding line items of the table. In addition, the footnotes above indicate the after-tax amount of each individual adjustment item. Danaher estimates the tax effect of each adjustment item by applying Danaher’s overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment. The MCPS dividends are not tax deductible and therefore the tax effect of the adjustments does not include any tax impact of the MCPS dividends.

H
Discrete tax matters relate primarily to changes in estimates associated with prior period uncertain tax positions and audit settlements, net of the release of valuation allowances associated with certain foreign tax credits and tax benefits resulting from a change in law. The Company anticipates excess tax benefits from stock compensation of approximately $7 million per quarter and therefore excludes benefits in excess of this amount in the calculation of Adjusted Diluted Net Earnings Per Share. Discrete tax adjustments and other tax-related adjustments and the impact per diluted share, in each of the historic periods are as follows:

	Nine-Month Period Ended		Three-Month Period Ended			Year Ended		Three-Month Period Ended				Year Ended
($ in millions, expect per share amounts)	Sep 27, 2019		Sep 27, 2019	Jun 28, 2019	Mar 29, 2019	Dec 31, 2018		Dec 31, 2018	Sep 28, 2018	Jun 29, 2018	Mar 30, 2018	Dec 31, 2017
Discrete tax charge (gain) including Envista	$227.1		$—	$(15.4)	$242.5	$(26.2)		$6.7	$(23.5)	$(9.4)	$—	$(146.5)
Less Envista discrete tax charge (gain)	0.3		—	2.5	(2.2)	9.4		9.5	0.1	(0.2)	—	(9.6)
Discrete tax charge (gain) from continuing operations excluding Envista	$226.8		$—	$(17.9)	$244.7	$(35.6)		$(2.8)	$(23.6)	$(9.2)	$—	$(136.9)

Impact per diluted share from continuing operations excluding Envista	$0.31	*	$—	$(0.02)	$0.34	$(0.05)	*	$—	$(0.03)	$(0.01)	$—	$(0.19)
* Quarterly amounts do not add across to the nine-month or year-ended amounts due to rounding.

I
In March 2019, the Company issued $1.65 billion in aggregate liquidation preference of our 4.75% MCPS. Dividends on the MCPS are payable on a cumulative basis at an annual rate of 4.75% on the liquidation preference of $1,000 per share. Unless earlier converted, each share of MCPS will automatically convert on April 15, 2022 into between 6.6382 and 8.1318 shares of Danaher’s common stock, subject to anti-dilution adjustments (including adjustments that will be made as a result of the disposition of Envista). The number of shares of Danaher’s common stock issuable on conversion of the MCPS will be determined based on the VWAP per share of our common stock over the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately before April 15, 2022. For the purposes of calculating adjusted pro forma diluted net earnings per share, the Company has excluded the anticipated MCPS cash dividends and assumed the “if-converted” method of share dilution (the incremental shares of common stock deemed outstanding applying the “if-converted” method of calculating share dilution are referred to as the “Converted Shares.”) The Company believes that using the “if-converted” method provides additional insight to investors on the anticipated impact of the MCPS once they are converted into common stock no later than April 15, 2022.

Table 3: Adjusted Average Diluted Common Shares Outstanding

	Nine-Month Period Ended	Three-Month Period Ended			Year Ended	Three-Month Period Ended				Year Ended
(shares in millions)	Sep 27, 2019 [1]	Sep 27, 2019 [1]	Jun 28, 2019 [1]	Mar 29, 2019 [1]	Dec 31, 2018	Dec 31, 2018	Sep 28, 2018	Jun 29, 2018	Mar 30, 2018	Dec 31, 2017
Average common stock and common equivalent shares outstanding - diluted	725.2	729.3	727.9	718.5	710.2	711.2	710.6	709.5	709.5	706.1
Converted shares	9.3	11.6	11.9	4.3	—	—	—	—	—	—
Adjusted average common stock and common equivalent shares outstanding - diluted	734.5	740.9	739.8	722.8	710.2	711.2	710.6	709.5	709.5	706.1

[1] The number of converted shares assumes the conversion of all 1.65 million shares of common stock underlying the MCPS applying the "if-converted" method of accounting and using an average 20 trading-day trailing volume weighted average price ("VWAP") for each respective quarterly period of 2019.

Table 4: Pro Forma and Non-GAAP Pro Forma Sales, Operating Profit, Depreciation and Amortization By Segment

($ in millions)	Nine-Month Period Ended	Three-Month Period Ended [1]			Year Ended	Three-Month Period Ended [1]				Year Ended
Sales	Sep 27, 2019	Sep 27, 2019	Jun 28, 2019	Mar 29, 2019	Dec 31, 2018	Dec 31, 2018	Sep 28, 2018	Jun 29, 2018	Mar 30, 2018	Dec 31, 2017
Life Sciences	$5,035.1	$1,695.6	$1,712.6	$1,626.9	$6,471.4	$1,793.5	$1,596.7	$1,605.2	$1,476.0	$5,710.1
Diagnostics	4,757.0	1,601.9	1,618.3	1,536.8	6,257.6	1,684.5	1,502.5	1,550.9	1,519.7	5,839.9
Environmental & Applied Sciences	3,250.6	1,080.5	1,113.6	1,056.5	4,319.5	1,126.5	1,074.4	1,091.5	1,027.1	3,968.8
Total sales	$13,042.7	$4,378.0	$4,444.5	$4,220.2	$17,048.5	$4,604.5	$4,173.6	$4,247.6	$4,022.8	$15,518.8

Operating Profit
Life Sciences	$995.5	$342.5	$344.0	$309.0	$1,229.3	$353.7	$312.8	$291.5	$271.3	$1,004.3
Diagnostics	782.0	266.0	282.9	233.1	1,073.8	316.4	235.1	274.3	248.0	871.6
Environmental & Applied Sciences	761.3	256.5	260.2	244.6	988.0	255.5	254.3	251.0	227.2	914.6
Other	(231.1)	(88.7)	(75.4)	(67.0)	(236.0)	(62.2)	(56.9)	(57.9)	(59.0)	(218.2)
Total operating profit	$2,307.7	$776.3	$811.7	$719.7	$3,055.1	$863.4	$745.3	$758.9	$687.5	$2,572.3

Depreciation
Life Sciences	$96.8	$31.7	$32.8	$32.3	$127.4	$32.6	$32.6	$31.6	$30.6	$119.0
Diagnostics	280.1	94.3	94.2	91.6	379.2	94.7	92.2	98.0	94.3	368.1
Environmental & Applied Sciences	36.6	11.6	12.6	12.4	47.0	12.2	11.0	12.1	11.7	43.4
Other	7.0	2.2	2.4	2.4	8.5	2.3	2.2	2.0	2.0	7.6
Total depreciation	$420.5	$139.8	$142.0	$138.7	$562.1	$141.8	$138.0	$143.7	$138.6	$538.1

Amortization
Life Sciences	$267.7	$89.0	$89.1	$89.6	$343.8	$88.4	$84.2	$90.5	$80.7	$308.9
Diagnostics	155.1	51.3	51.8	52.0	209.8	52.0	52.1	52.6	53.1	213.4
Environmental & Applied Sciences	46.5	15.3	15.4	15.8	62.0	15.7	15.3	15.4	15.6	56.5
Total amortization	$469.3	$155.6	$156.3	$157.4	$615.6	$156.1	$151.6	$158.5	$149.4	$578.8
1 These quarterly results are not required under Article 11 of Regulation S-X and are therefore non-GAAP financial information. The quarterly results have been presented in a manner consistent with the Article 11 Pro Forma Financial Statements.

Table 5: Non-GAAP Core Revenue Growth From Continuing Operations Excluding Envista

	% Change vs Comparable Period in Prior Year
	Nine-Month Period Ended	Three-Month Period Ended			Year Ended	Three-Month Period Ended				Year Ended
	Sep 27, 2019	Sep 27, 2019	Jun 28, 2019	Mar 29, 2019	Dec 31, 2018	Dec 31, 2018	Sep 28, 2018	Jun 29, 2018	Mar 30, 2018	Dec 31, 2017
Total sales growth from continuing operations excluding Envista	5.0%	5.0%	4.5%	5.0%	10.0%	6.5%	9.0%	11.5%	13.5%	10.0%
Less the impact of:
Acquisitions	(1.5)%	(0.5)%	(1.0)%	(3.0)%	(2.0)%	(2.5)%	(2.5)%	(2.5)%	(1.0)%	(6.0)%
Currency exchange rates	2.5%	1.5%	3.0%	4.0%	(1.0)%	2.0%	1.0%	(2.5)%	(5.5)%	—%
Core revenue growth from continuing operations excluding Envista (Non-GAAP)	6.0%	6.0%	6.5%	6.0%	7.0%	6.0%	7.5%	6.5%	7.0%	4.0%

Core revenue growth including Envista as historically reported (Non-GAAP)	5.5%	5.0%	5.5%	5.5%	6.0%	5.5%	6.5%	6.0%	5.5%	3.5%
Impact of Envista on Danaher’s core revenue growth as historically reported (Non-GAAP)	0.5%	1.0%	1.0%	0.5%	1.0%	0.5%	1.0%	0.5%	1.5%	0.5%
Core revenue growth from continuing operations excluding Envista (Non-GAAP)	6.0%	6.0%	6.5%	6.0%	7.0%	6.0%	7.5%	6.5%	7.0%	4.0%

Life Sciences	7.0%	6.5%	7.5%	7.0%	7.5%	7.5%	9.5%	7.5%	5.5%	4.0%
Diagnostics	7.0%	8.0%	7.5%	5.0%	6.5%	6.0%	5.5%	5.0%	9.5%	4.0%
Environmental & Applied Sciences	4.0%	2.0%	4.0%	5.5%	6.0%	5.0%	8.0%	7.0%	4.5%	4.0%
Danaher core revenue growth from continuing operations excluding Envista (Non-GAAP)	6.0%	6.0%	6.5%	6.0%	7.0%	6.0%	7.5%	6.5%	7.0%	4.0%

We use the term “core revenue” to refer to GAAP revenue excluding (1) sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to divested businesses or product lines not considered discontinued operations (“acquisitions”) and (2) the impact of currency translation. The portion of GAAP revenue attributable to currency translation is calculated as the difference between (a) the period-to-period change in revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying current period foreign exchange rates to the prior year period. We use the term “core revenue growth” to refer to the measure of comparing current period core revenue with the corresponding period of the prior year.

Table 6: Fourth Quarter and Full Year 2019 Revised Forecasted Earnings Guidance 1
The following table reflects the impact of treating Envista as a discontinued operation on our previously communicated earnings guidance.

	Three-Month Period Ending		Year Ending
	December 31, 2019 [2]		December 31, 2019 [2]
	Low End	High End	Low End		High End
Forecasted Diluted Net Earnings Per Common Share Including Envista (GAAP)	$1.06	$1.09	$3.38		$3.41
Anticipated pretax amortization of acquisition-related intangible assets A	0.23	0.23	0.96		0.96
Pretax Envista separation costs and costs related to establishing a new separate company infrastructure in connection with the Envista initial public offering, primarily related to incremental salaries, benefits and rent expense B	—	—	0.06		0.06
Anticipated pretax transaction costs deemed significant and integration preparation costs related to the anticipated GE Biopharma acquisition C	0.06	0.06	0.15		0.15
First quarter 2019 costs and estimated liabilities related to a legal contingency D	—	—	0.05		0.05
Early extinguishment of debt E	0.01	0.01	0.01		0.01
Tax effect of all adjustments reflected above F	(0.05)	(0.05)	(0.22)		(0.22)
Discrete tax adjustments and other tax-related adjustments G	—	—	0.31		0.31
Declared and anticipated dividends on the MCPS assuming “if-converted” method H	0.01	0.01	0.04		0.04
Forecasted Adjusted Diluted Net Earnings Per Common Share Including Envista (Non-GAAP)	$1.32	$1.35	$4.74		$4.77
Less impact of Envista from all periods [3]	(0.08)	(0.09)	(0.37)		(0.38)
Forecasted Adjusted Diluted Net Earnings Per Common Share From Continuing Operations Excluding Envista (Non-GAAP)	$1.24	$1.26	$4.37	*	$4.39	*

[1]  The forward-looking estimates set forth above do not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance, such as certain future gains or losses on the sale of investments, acquisition or divestiture-related gains or charges and discrete tax items.

[2] Each of the per share amounts above was calculated assuming MCPS had been converted into shares of common stock.
[3]  The fourth quarter impact of Envista is based on Envista’s fourth quarter 2019 forecasted net earnings guidance as publicly disclosed by Envista on October 24, 2019. The impact of Envista for the year ending December 31, 2019 is based on Envista’s historical reported results for the nine-month period ended September 27, 2019 plus Envista’s fourth quarter 2019 forecasted net earnings guidance as publicly disclosed by Envista on October 24, 2019.

* Quarterly amounts do not add to the forecasted year-ended amounts due to rounding.
A Amortization of acquisition-related intangible assets in the following forecasted periods ($ in millions) (only the pretax amounts set forth below are reflected in the amortization line item above):

			Forecasted #
	Three-Month	Nine-Month	Three-Month
	Period Ended	Period Ended	Period Ending	Year Ending
	September 27, 2019		December 31, 2019
Pretax amortization including Envista	$177.9	$536.6	$173.7	$710.3
After-tax amortization including Envista	143.2	430.9	139.5	570.4
# Forecasted amortization of acquisition-related intangibles from continuing operations is $151.3 million pretax ($121.6 million after-tax) for the three-month period ending December 31, 2019 and $620.6 million pretax ($499.0 million after-tax) for the year ending December 31, 2019.

B  Pretax costs incurred in the three-month period ended September 27, 2019, ($25 million pretax as reported in this line item, $22 million after-tax), the nine-month period ended September 27, 2019, and year ending December 31, 2019, ($47 million pretax as reported in this line item, $41 million after-tax) related to preparation for the Envista separation and initial public offering primarily related to professional fees for legal, tax, finance and information technology services and duplicative general and administrative costs related to establishing a public company infrastructure for the business including incremental salaries, benefits and rent expense.

C  Pretax costs incurred (or anticipated to be incurred, as applicable) for transaction costs deemed significant and integration preparation costs in the three-month period ended September 27, 2019, ($30 million pretax as reported in this line item, $28 million after-tax), the nine-month period ended September 27, 2019, ($63 million pretax as reported in this line item, $57 million after-tax), the three-month period ending December 31, 2019, ($49 million pretax as reported in this line item, $43 million after-tax) and the year ending December 31, 2019, ($112 million pretax as reported in this line item, $100 million after-tax) related to the anticipated GE Biopharma acquisition. The Company deems acquisition-related transaction costs incurred in a given period to be significant (generally relating to the Company’s larger acquisitions) if it determines that such costs exceed the range of acquisition-related transaction costs typical for Danaher in a given period.

D Provision for potential costs and liabilities in connection with a legal contingency ($36 million pretax as reported in this line item, $29 million after-tax) recorded in the first quarter of 2019.
E  Loss on early extinguishment of debt resulting from "make-whole" payments associated with the retirement of the 2020 U.S. Notes and the 2020 Assumed Pall Notes ($7 million pretax as reported in this line item, $5 million after-tax) in the three-month period ending December 31, 2019.

F  This line item reflects the aggregate tax effect of all nontax adjustments reflected in the preceding line items of the table. In addition, the footnotes above indicate the after-tax amount of each individual adjustment item. Danaher estimates the tax effect of each adjustment item by applying Danaher’s overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment. The MCPS dividends are not tax deductible and therefore the tax effect of the adjustments does not include any tax impact of the MCPS dividends.

G  Discrete tax adjustments and other tax-related adjustments for the nine-month period ended September 27, 2019, includes the impact of net discrete tax charges of $227 million or $0.31 per diluted share. The discrete tax matters relate primarily to changes in estimates associated with prior period uncertain tax positions and audit settlements, net of the release of valuation allowances associated with certain foreign tax credits and tax benefits resulting from a change in law. The Company anticipates excess tax benefits from stock compensation of approximately $7 million per quarter and therefore excludes benefits in excess of this amount in the calculation of Adjusted Diluted Net Earnings Per Share.

H In March 2019, the Company issued $1.65 billion in aggregate liquidation preference of our 4.75% MCPS. Dividends on the MCPS are payable on a cumulative basis at an annual rate of 4.75% on the liquidation preference of $1,000 per share. Unless earlier converted, each share of MCPS will automatically convert on April 15, 2022 into between 6.6382 and 8.1318 shares of Danaher’s common stock, subject to anti-dilution adjustments (including adjustments that will be made as a result of disposition of Envista). The number of shares of Danaher’s common stock issuable on conversion of the MCPS will be determined based on the VWAP per share of our common stock over the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately before April 15, 2022. For the purposes of calculating forecasted adjusted earnings per share, the Company has excluded the anticipated MCPS cash dividends and assumed the “if-converted” method of share dilution (the incremental shares of common stock deemed outstanding applying the “if-converted” method of calculating share dilution are referred to as the “Converted Shares.”) The Company believes that using the “if-converted” method provides additional insight to investors on the anticipated impact of the MCPS once they are converted into common stock no later than April 15, 2022.

Statement Regarding Non-GAAP Measures
Each of the non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering additional ways of viewing Danaher’s results that, when reconciled to the corresponding GAAP measure, help our investors to (1) understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers, and (2) identify underlying growth trends in our business and compare our revenue performance with prior and future periods and to our peers.
Management uses non-GAAP earnings per share-related measures and core revenue-related measures to measure the Company’s operating and financial performance and as performance measures in the Company’s executive compensation program.
The items excluded from the non-GAAP measures set forth above have been excluded for the following reasons:

•
We exclude the impact of Envista because Envista is no longer part of Danaher, and showing Danaher’s historical results on a basis that excludes Envista provides investors useful information regarding Danaher’s future prospects without Envista.

•
We exclude the amortization of acquisition-related intangible assets from the calculation of non-GAAP earnings per share-related measures because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate. While we have a history of significant acquisition activity we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. Exclusion of this amortization expense facilitates more consistent comparisons of operating results over time between our newly acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies. We believe however that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.

•
We exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans) from the ongoing productivity improvements that result from application of the Danaher Business System. Because these restructuring plans are incremental to the core activities that arise in the ordinary course of our business and we believe are not indicative of Danaher’s ongoing operating costs in a given period, we exclude these costs from the calculation of non-GAAP earnings per share-related measures to facilitate a more consistent comparison of operating results over time.

•
Danaher’s Mandatory Convertible Preferred Stock (“MCPS”) will mandatorily convert into Danaher common stock on the mandatory conversion date, which is expected to be April 15, 2022 (unless converted or redeemed earlier in accordance with the terms of the applicable certificate of designations). On the prior pages, we present the earnings per share-related measures on a basis which assumes the MCPS had already been converted as of the beginning of the applicable period (and accordingly also exclude the dividends that were actually paid on the MCPS during such period, since such dividends would no longer be paid once the MCPS convert). We believe this presentation provides useful information to investors by helping them understand what the net impact will be on Danaher’s earnings per share-related measures once the MCPS convert into Danaher common stock.

•
With respect to the other items excluded from non-GAAP earnings per share-related measures, we exclude these items because they are of a nature and/or size that occur with inconsistent frequency, occur for reasons that may be unrelated to Danaher’s commercial performance during the period and/or we believe that such items may obscure underlying business trends and make comparisons of long-term performance difficult.

•
With respect to core revenue-related measures, (1) we exclude the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends, and (2) we exclude the effect of acquisitions and divested product lines because the timing, size, number and nature of such transactions can vary significantly from period-to-period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.